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                                                                   EXHIBIT 10.14

                       RICHMONT MARKETING SPECIALISTS INC.

                                TABLE OF CONTENTS

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PURPOSE...................................................................................................    4


DEFINITIONS

         Section 1.1                Appraisal Value.......................................................    5
         Section 1.2                Affiliate.............................................................    5
         Section 1.3                Award.................................................................    6
         Section 1.4                Award Agreement.......................................................    6
         Section 1.5                Board.................................................................    6
         Section 1.6                Capital Stock.........................................................    6
         Section 1.7                Cause.................................................................    6
         Section 1.8                Change of Control.....................................................    6
         Section 1.9                Committee.............................................................    7
         Section 1.10               Common Stock..........................................................    7
         Section 1.11               Company...............................................................    7
         Section 1.12               Complete Disability...................................................    7
         Section 1.13               Effective Date........................................................    8
         Section 1.14               Eligible Employee.....................................................    8
         Section 1.15               Exercise Period.......................................................    8
         Section 1.16               Exercise Price........................................................    8
         Section 1.17               Final Payment Date....................................................    9
         Section 1.18               Good Reason...........................................................    9
         Section 1.19               Grant Date............................................................    9
         Section 1.20               Interest Rate.........................................................    9
         Section 1.21               Interim Payment Date..................................................    9
         Section 1.22               Maximum Amount........................................................   10
         Section 1.23               MSSC..................................................................   10
         Section 1.24               Participant...........................................................   10
         Section 1.25               Payment...............................................................   10
         Section 1.26               Payment Date..........................................................   11
         Section 1.27               Person................................................................   11
         Section 1.28               Plan..................................................................   11
         Section 1.29               Quarterly Payment Date................................................   11
         Section 1.30               Retirement............................................................   11
         Section 1.31               SMART.................................................................   11
         Section 1.32               Subsequent SMART......................................................   11
         Section 1.33               Subsidiary............................................................   12
         Section 1.34               Valuation Date........................................................   12
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PARTICIPATION AND AWARDS

         Section 2.1                Awards of Initial SMARTs..............................................   13
         Section 2.2                Termination of Employment.............................................   13


SMARTS AVAILABLE UNDER PLAN

         Section 3.1                Maximum Number of SMARTs Available for Insurance......................   13
         Section 3.2                Forfeited SMARTs......................................................   13


TERMS AND CONDITIONS OF SMARTS

         Section 4.1                General...............................................................   14
         Section 4.2                Request to Exercise...................................................   14
         Section 4.3                Maximum Amount........................................................   15
         Section 4.4                Allocation of Maximum Amount..........................................   16
         Section 4.5                Amount of Payment.....................................................   17
         Section 4.6                Form and Time of Payments.............................................   18


TERMINATION OF EMPLOYMENT

         Section 5.1(a)             SMARTs Deferred Compensation Agreement................................   19
         Section 5.1(b)             Payment Commencement Date.............................................   20
         Section 5.1(c)             Conditions of Forfeiture of Subsequent SMARTs.........................   21
         Section 5.2                Retirement............................................................   21
         Section 5.3                Termination Without Cause.............................................   21
         Section 5.4                Termination With Good Reason..........................................   22
         Section 5.5                Death or Complete Disability..........................................   22
         Section 5.6                Voluntary Termination.................................................   22
         Section 5.7                Termination of Employment With Cause..................................   23


PARTICIPATON OF SUBSIDIARIES AND AFFILIATES

         Section 6                  ......................................................................   23


DILUTION ADJUSTMENTS

         Section 7                  ......................................................................   24
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ADMINISTRATION

         Section 8.1                Committee.............................................................   24
         Section 8.2                Committee Powers......................................................   24
         Section 8.3                Committee Determinations Final........................................   25


DESIGNATION OF BENEFICIARY; ASSIGNMENT

         Section 9.1                Designation of Beneficiary............................................   26
         Section 9.2                Assignment............................................................   26


MISCELLANEOUS PROVISIONS

         Section 10.1               Limitations of Liability..............................................   27
         Section 10.2               Nonassignability......................................................   27
         Section 10.3               Unfunded Arrangement..................................................   27
         Section 10.4               Governing Law.........................................................   28
         Section 10.5               Acceptance............................................................   28
         Section 10.6               Withholding...........................................................   28
         Section 10.7               Interpretation........................................................   28
         Section 10.8               Amendment.............................................................   28
         Section 10.9               Termination...........................................................   28
         Section 10.10              Effective Date........................................................   29



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                       RICHMONT MARKETING SPECIALISTS INC.

                                 INCENTIVE PLAN


                                 PURPOSE OF PLAN

         The purpose of the Richmont Marketing Specialists Inc. Incentive Plan (the "Plan") is to advance the interests of Richmont Marketing Specialists Inc. (the "Company"), it subsidiaries, including Marketing Specialists Sales Company ("MSSC"), and its stockholders through the grant to certain eligible officers and employees of Senior Management Appreciation Rights ("SMARTs") or any other equity-based incentive awards which the Company deems appropriate from time to time, which will allow such officers and employees to participate in the future appreciation of Company equity.



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                                    SECTION 1

                                   DEFINITIONS

         As used herein, unless otherwise required by the context, the following terms shall have these meanings:

         1.1 "APPRAISAL VALUE" shall mean the value of a share of Common Stock (defined below) on the applicable Valuation Date, as determined by an independent appraiser selected by the Company, provided that such appraisal (a) shall take into account the rights to exercise SMARTs and other similar provisions contained in this Plan and the Award Agreements and (b) shall not take into account the effects, financial or otherwise, on such value of any acquisition of, by merger, consolidation, purchase or otherwise, or any investment by the Company, MSSC, or any other Subsidiaries or Affiliates in, the assets, capital stock or business of any corporation, person, partnership or other entity or group, or any division thereof, engaged in a business other than food brokerage and related services ("Acquired Assets"), including without limitation (i) the revenues, costs and profits or losses theretofore attributable to the operation of such Acquired Assets and (ii) the costs to the Company, MSSC, or any other Subsidiaries or Affiliates, of acquiring such Acquired Assets, including the principal of and interest on any debt incurred to finance such acquisition and other costs, fees and expenses associated with such acquisition.

         1.2 "AFFILIATE" of any specified Person shall mean (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person and (ii) any Person deemed to be an Affiliate by the Committee (defined below). For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or



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indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         1.3 "AWARD" shall mean the grant of SMARTs to a Participant as evidenced by an Award Agreement entered into with such Participant.

         1.4 "AWARD AGREEMENT" shall mean the written agreement between the Company and a Participant evidencing the grant of an Award and setting forth the terms and conditions thereof. It shall be the Company's sole responsibility to provide each Participant with an Award Agreement in such form as the Committee, in its sole discretion, may adopt from time to time.

         1.5 "BOARD" shall mean the Board of Directors of the Company.

         1.6 "CAPITAL STOCK" shall mean any and all shares, interests, participations or other equivalents (however designated) of stock of the Company.

         1.7 "CAUSE" shall mean (i) a Participant's willful failure to substantially perform his or her assigned duties with the Company, a Subsidiary or an Affiliate, other than any such failure resulting from his or her incapacity due to physical or mental illness or Complete Disability; (ii) a Participant's willfully engaging in any serious misconduct which, in the good faith opinion of the Committee, is substantially injurious (monetarily or otherwise) to the Company, a Subsidiary or an Affiliate; or (iii) a Participant's willful performance of any act or acts of dishonesty resulting or intended to result, directly or indirectly, in significant gain or personal enrichment at the expense of the Company, a Subsidiary or an Affiliate.

         1.8 "CHANGE OF CONTROL" shall be deemed to occur if (A) the 10 1/8% Senior Subordinated Notes due 2007 shall have been paid in full and (B) one of the following events shall have occurred: (i) the shareholders, officers, directors and employees of the Company and its Subsidiaries and their heirs, beneficiaries, donees, devisees and legatees, and their respective


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Affiliates, cease to beneficially own, directly or indirectly, in the aggregate
Capital Stock representing at least fifty percent (50%) of the voting power of all Capital Stock of the Company (excluding for this purpose securities which have voting rights by reason of the happening of any contingency); (ii) the Company ceases to own, directly or indirectly, a majority of the outstanding capital stock of MSSC, or ceases to own a majority of the outstanding voting securities of MSSC (in either case other than as a result of a merger or consolidation of the Company with MSSC), in each case pursuant to a voluntary sale or a voluntary disposition for value (other than a grant of or sale or disposition upon the exercise or foreclosure of any mortgage, pledge, security interest, conditional sale, lien, charge or encumbrance; or (iii) a sale of MSSC or its business or assets substantially as an entirety (excluding in any event sales in the ordinary course of business and sales of real property, including buildings and other improvements on such real property, together with any and all fixtures, easements, appurtenances, rights and privileges related thereto).

         1.9 "COMMITTEE" shall mean a committee appointed from time to time by the Board to administer the Plan in accordance with Section 8 hereof, which committee shall consist of at least two (2) members of the Board.

         1.10 "COMMON STOCK" shall mean the common stock of the Company, par value $.01 per share.

         1.11 "COMPANY" shall mean Richmont Marketing Specialists Inc., a Delaware corporation.

         1.12 "COMPLETE DISABILITY" shall mean the inability of a Participant to perform substantially all of his or her work duties by reason of a physical or mental disability or infirmity (i) for a continuous period of six (6) months or
(ii) at such earlier time as either such Participant



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submits satisfactory medical evidence, or the Company sends written notice to such Participant stating that it has determined that he or she has a physical or mental disability or infirmity which will likely prevent him or her from returning to the performance of his or her work duties for six (6) months or longer.

         1.13 "EFFECTIVE DATE" shall mean the date specified in Section 10.10.

         1.14 "ELIGIBLE EMPLOYEE" shall mean an officer or employee of the Company, MSSC or any other Subsidiary or Affiliate.

         1.15 "EXERCISE PERIOD" shall mean the thirty (30) day period which is designated by the Committee to be the period during which Participants may submit a Request pursuant to Section 4.2(b) in (i) each of years 2003 through 2007, with respect to each Award of Initial SMARTs and (ii) such years as are designated by the Committee, at the time of grant of an Award of Subsequent SMARTs, provided that each Exercise Period shall commence as soon as practicable after the date the Appraisal Value as of December 31 of the preceding year has been determined.

         1.16 "EXERCISE PRICE" shall mean the Exercise Price per SMART under an Award and shall be equal to:

              (a) in the case of an Award of Initial SMARTs, the Exercise Price per share of Common Stock shall be Five Hundred Eighteen Dollars ($518.00) per share; and

              (b) in the case of an Award of Subsequent SMARTs, the Appraisal Value of a share of Common Stock on the Valuation Date immediately preceding the Grant Date of the Award or such other price as is determined by the Committee, in its sole discretion, at the time of grant of an Award.



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         1.17 "FINAL PAYMENT DATE" shall mean (i) the Payment Date in the year
2007, with respect to any Award of Initial SMARTs and (ii) the Payment Date in such year as is specified by the Committee in its sole discretion at the time of grant of any Award of Subsequent SMARTs.

         1.18 "GOOD REASON" shall mean (i) a substantial reduction in a Participant's duties and responsibilities; (ii) the assignment to a Participant's duties and responsibilities materially inconsistent with such Participant's position and status; or (iii) a reduction by the Company, a Subsidiary or an Affiliate in a Participant's annual base salary as in effect on the Effective Date or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting employees having seniority, duties and responsibilities comparable to those of such Participant.

         1.19 "GRANT DATE" shall mean the date as of which an Award of SMARTs is granted to a Participant or Eligible Employee.

         1.20 "INTEREST RATE" shall mean a rate of interest or discount rate, as applicable, equal to:

              (a) in the case of an Award of Initial SMARTs, the interest rate for the ten (10) year United States Treasury Bonds plus one hundred (100) basis points which shall be calculated by the Company at the beginning of each calendar year; and

              (b) in the case of an Award of Subsequent SMARTs, the rate specified by the Committee, in its sole discretion, at the time of grant of such Award.

         1.21 "INTERIM PAYMENT DATE" shall mean any Payment Date prior to the Final Payment Date with respect to an Award.



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         1.22 "MAXIMUM AMOUNT" shall mean, as of any Payment Date, the maximum amount determined by the Board, in its sole discretion, to be available pursuant to Section 4.3 for Payments with respect to SMARTs permitted to be exercised pursuant to Section 4.4, after taking into account (i) any amount which the Board may determine shall be allocated to payments due in respect of any SMARTs Deferred Compensation Agreements (as defined in Section 5.1 hereof) entered into with any former Participants, (ii) the limitations upon Payments and the transactions and payments described in clauses (A), (B) and (C) below, in each case as set forth in the Indenture by and between the Company and Texas Commerce Bank National Association, as Trustee, dated December 19, 1997, pursuant to which the Company issued its 10 1/8% Senior Subordinated Notes due 2007, as the same may be amended, modified, renewed, extended, increased, refinanced, replaced, refunded or restated from time to time (collectively, the "Senior Notes"), and any existing or future instruments or agreements of the Company or MSSC from time to time in effect, restricting or otherwise governing: (A) the repurchase or retirement of shares of the Company's capital stock, options to acquire such shares or stock appreciation rights (including the SMARTs) or similar equity-like instruments; (B) the declaration or payment of dividends in respect of shares of MSSC's capital stock; or (C) the making of any distribution, loan, advance or other payment by MSSC to the Company or by the Company to a Participant or former Participant; or (iii) any applicable laws.

         1.23 "MSSC" shall mean Marketing Specialists Sales Company, a Texas corporation.

         1.24 "PARTICIPANT" shall mean those Eligible Employees and Participants selected by the Committee to receive Awards of Initial and/or Subsequent SMARTs.

         1.25 "PAYMENT" shall mean a payment under Section 4.5 upon the exercise of any SMARTs pursuant to Section 4.4.


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         1.26 "PAYMENT DATE" shall mean the date in each of the years specified in Section 1.15 which is thirty (30) days after the last day of the Exercise Period for such year (or if such date is not a business day, the next succeeding business day).

         1.27 "PERSON" shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         1.28 "PLAN" shall mean the Richmont Marketing Specialists Inc. Incentive Plan as set forth herein, and as it may be amended from time to time.

         1.29 "QUARTERLY PAYMENT DATE" shall mean each March 31, June 30, September 30, and December 31.

         1.30 "RETIREMENT" shall mean the termination of an individual's employment (i) in accordance with the applicable retirement policy of the Company, MSSC or any other Subsidiary or Affiliate or (ii) upon completion of that number of years of service with the Company, MSSC or any other Subsidiary which together with such individual's age equals a total of at least seventy-five (75).

         1.31 "SMART" shall mean an Initial SMART, a Subsequent SMART, or either or both of them.

         1.32 "SUBSEQUENT SMART" shall mean a Senior Management Appreciation Right awarded to a Participant after January 1, 1998 which shall entitle such Participant to the rights described in Sections 4 and 5 hereof.



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         1.33 "SUBSIDIARY" shall mean any corporation or partnership, including
MSSC, fifty percent (50%) or more of the voting stock or interest of which is owned directly or indirectly by the Company.

         1.34 "VALUATION DATE" shall mean December 31st of each year.



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                                    SECTION 2

                            PARTICIPATION AND AWARDS

         2.1 Awards of Initial SMARTs. Subject to Section 2.2 and Section 6 hereof, the Committee shall have the full and final authority to select those Eligible Employees who shall become Participants in the Plan and those Participants who shall be granted additional Awards and to determine the number of Subsequent SMARTs to be granted to such Participants.

         2.2 Termination of Employment. An individual shall cease to be a Participant in the Plan as provided under Section 5 on the date he or she is no longer employed by and no longer an officer of the Company, MSSC or any other Subsidiary or Affiliate. Upon such termination of employment, the individual's rights with respect to any Award of SMARTs previously granted to him or her shall be governed exclusively by the SMARTs Deferred Compensation Agreement (as defined in Section 5 hereof) entered into upon the cancellation of such Award (and all SMARTs covered by such Award.).

                                    SECTION 3

                           SMARTs AVAILABLE UNDER PLAN

         3.1 Maximum Number of SMARTs Available for Issuance. Subject to adjustment pursuant to Section 7 hereof, the maximum number of shares of Initial SMARTs that may be granted pursuant to the Plan is Twenty Thousand Five Hundred Sixty Six (20,566) and the maximum number of Subsequent SMARTs that may be granted pursuant to the Plan shall be determined from time to time in the sole discretion of the Committee.

         3.2 Forfeited SMARTs. Any SMARTs forfeited under the terms of this Plan may again be the subject of Awards hereunder.



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                                    SECTION 4

                         TERMS AND CONDITIONS OF SMARTs

         4.1 General. The Committee may grant Awards of SMARTs to Eligible Employees in accordance with the Plan, the terms and conditions of which shall be set forth in an Award Agreement. A bookkeeping account shall be established for each Participant which shall be credited with the number and type of SMARTs awarded to such Participant and shall reflect the amount of Payments made to such Participant pursuant to the exercise of such SMARTs. Following each Payment Date, the number of SMARTs credited to a Participant's account shall be reduced by the number of SMARTs permitted to be exercised pursuant to Section 4.4 in respect of which a Payment, determined in accordance with Section 4.5, was made. Upon the Payment provided for herein on (i) the Final Payment Date or (ii) the occurrence of a Change of Control with respect to an Award or, if earlier, upon a Participant's termination of employment as provided in Section 5 hereof, the number of SMARTs credited to such Participant's account in respect of such Award shall be reduced to zero (0).

         4.2 Request to Exercise. (a) Subject to the limitations set forth in Sections 4.3, 4.4 and 5, (i) Awards of Initial SMARTs shall become exercisable with respect to twenty percent (20%) of the Initial SMARTs originally granted pursuant to such Award on January 1, 2003 or during the Exercise Period, whichever is later. An additional twenty percent (20%) of the Initial SMARTs originally granted pursuant to such Award shall be exercisable on January 1 or during the Exercise Period, whichever is later, of each of the years 2004, 2005, 2006 and 2007 and (ii) Awards of Subsequent SMARTs shall become exercisable during the Exercise Periods in the years designated by the Committee, in its sole discretion, on the Grant Date of such Award.



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Notwithstanding the foregoing, Awards shall become fully exercisable as to all outstanding SMARTs thereunder upon the occurrence of a Change of Control. Once exercisable, SMARTs shall remain exercisable (unless sooner exercised or cancelled) until the Payment Date for (i) the year 2007, in the case of Initial SMARTs and (ii) the year specified by the Committee at the time of grant of an Award, in the case of Subsequent SMARTs.

              (b) During each Exercise Period but subject to the last sentence of this paragraph (b), a Participant shall be entitled to submit a written application (a "Request") to the Company requesting that he or she be permitted to exercise any number of Initial SMARTs ("Requested Initial SMARTs") and Subsequent SMARTS ("Requested Subsequent SMARTs") (the Requested Initial SMARTs and the Requested Subsequent SMARTs shall be referred to hereinafter collectively as the "Requested SMARTs") which are then exercisable pursuant to paragraph (a) hereof. Each Request shall be submitted with respect to a particular Participant's SMARTs in the order in which such SMARTs first became exercisable pursuant to paragraph (a) above.

              (c) Notwithstanding the foregoing, SMARTs shall be permitted to be exercised only in accordance with the provisions of Section 4.4

         4.3 Maximum Amount. With respect to each Payment Date, the Board shall determine, in its sole discretion in accordance with Section 1.22, the Maximum Amount which will be available for payment with respect to the exercise of SMARTs pursuant to Section 4.4. Subject to paragraphs (c) and (d) of Section 4.4, no Payments with respect to the exercise of SMARTs shall be made in excess of the Maximum Amount on any Payment Date.



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        4.3 Allocation of Maximum Amount.

              (a) Full Exercise. If the Company determines that the sum of the Payments which would be required under Section 4.5 upon the exercise of all Requested SMARTs is less than or equal to the Maximum Amount, the Company shall permit Participants to exercise all validly Requested SMARTs.

              (b) Proration. If the Company determines that the sum of the Payments which would be required under Section 4.5 upon the exercise of all Requested SMARTs would exceed the Maximum Amount, the Company shall allocated the Maximum Amount of Payments as described in Section 4.6 (a) in respect of validly Requested SMARTs as follows:

                   (i) First, the Maximum Amount shall be allocated to permit the exercise of Requested Initial SMARTs in the order in which such Requested Initial SMARTs initially became exercisable such that (A) no Requested Initial SMARTs which initially became exercisable in a given year will be permitted to be exercised prior to the exercise of all Requested Initial SMARTs which initially became exercisable in any earlier years and (B) after applying the priorities set forth in clause (A) hereof, if the Payments which would be required pursuant to Section 4.5 upon the exercise of all Requested Initial SMARTs which initially became exercisable in a single year would cause such Payments to exceed the Maximum Amount (after taking into account all Payments which would be required pursuant to Section 4.5 upon the exercise of all Requested Initial SMARTs which initially became exercisable in any earlier years), the portion of the Maximum Amount remaining shall be prorated among the Participants in accordance with the number of Requested Initial SMARTs (which initially became exercisable in such year) held by such Participants (and no Requested Initial SMARTs which initially became exercisable in any later years will be permitted to be exercised);



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                   (ii) Second, if all Requested Initial SMARTs are permitted to be exercised pursuant to subparagraph (i) hereof, the excess of the Maximum Amount over the sum of all Payments with respect to the exercise of such Requested Initial SMARTs shall be allocated so as to permit the exercise of Requested Initial SMARTs in the order in which such Requested Initial SMARTs initially became exercisable in the manner set forth in clauses (A) and (B) of subparagraph (i) above; and

                   (iii) Notwithstanding the foregoing, the Company shall not permit the exercise of any fractional Requested SMARTs and no Payment will be made with respect to any such fractional Requested SMARTs pursuant to Section 4.5.

              (c) Remaining Requested SMARTs. On any Interim Payment Date, Requested SMARTs with respect to which no allocation of the Maximum Amount is made pursuant to the foregoing paragraph (b) will not be permitted to be exercised but may again be the subject of a Request during any future Exercise Period. Any Requested SMARTs which are not permitted to be exercised in accordance with the foregoing paragraph (b) on the Final Payment Date with respect to such Requested SMARTs shall be deemed to be exercised for the Payment described in Section 4.6(b) in an amount determined under Section 4.5.

              (d) Change of Control. Notwithstanding the provisions of Sections 4.2, 4.3 and 4.4, each Participant shall be deemed to have exercised all of his or her outstanding SMARTs immediately upon the occurrence of a Change of Control for the Payment described in Section 4.6(c) in an amount determined under
Section 4.5.

         4.5 Amount of Payment. Upon the exercise of an Award with respect to any SMARTs in accordance with Section 4.4, the Participant shall receive a Payment in an amount equal to the product of (i) the excess of the Appraisal Value of a share of Common Stock on the



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Valuation Date immediately preceding the date of such exercise over the Exercise
Price per SMART under such Award multiplied by (ii) the total number of SMARTs permitted to be exercised pursuant to Section 4.4.


         4.6 Form and Time of Payments.

              (a) General. Subject to paragraph (c) hereof, all Payments with respect to all Requested SMARTs permitted to be exercised pursuant to paragraph
(a) or (b) of Section 4.4 shall be made in a lump sum cash payment on the applicable Payment Date.

              (b) Final Payment. Subject to paragraph (c) hereof, all Payments with respect to Requested SMARTs deemed to be exercised pursuant to the last sentence of paragraph (c) of Section 4.4 shall be made on the applicable Payment Date in the form of a deferred compensation agreement providing for equal annual cash installments over a period of five (5) years, where the present value of such payments using the Interest Rate applicable to the Award, is equal to the amount determined under Section 4.5 hereof.

              (c) Change of Control. Upon the occurrence of a Change of Control, all Payments with respect to any SMARTs deemed to be exercised pursuant to paragraph (d) of Section 4.4 and any SMARTs permitted to be exercised pursuant to paragraphs (a) and (b) of Section 4.4 or deemed to be exercised pursuant to paragraph (c) of Section 4.4 for which the Payment has not yet been made, shall become immediately due and payable in cash and, until paid, shall accrue interest at the Interest Rate applicable to such Award.



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                                    SECTION 5

                            TERMINATION OF EMPLOYMENT

         5.1 (a) SMARTs Deferred Compensation Agreement. An individual shall cease to be a Participant in the Plan on the date he or she ceases to be employed by and is no longer an officer of the Company, MSSC or any Subsidiary or Affiliate and all Awards previously granted to such former Participant and, except as provided in paragraph 5.1(c), all SMARTs covered by such Awards shall be immediately cancelled in exchange for payment of the value of such SMARTs pursuant to a deferred compensation agreement ("SMARTs Deferred Compensation Agreement"), in such form as the Committee, in its sole discretion, may determine from time to time, which form shall contain the priorities as to payment of amounts due and payable under all SMARTs Deferred Compensation Agreements entered into by the Company. If a Participant's employment and service as an officer is terminated (i) by reason of his or her death, his or her payment shall be in the form of a SMARTs Deferred Compensation Agreement Series A; (ii) by reason of his or her Complete Disability, his or her payment shall be in the form of a SMARTs Deferred Compensation Agreement Series B; (iii) by reason of his or her Retirement, his or her payment shall be in the form of a SMARTs Deferred Compensation Agreement Series C; or (iv) for any other reason, his or her payment shall be in the form of a SMARTs Deferred Compensation Agreement Series D. Subject to the limitations set forth therein, each SMARTs Deferred Compensation Agreement shall provide, with respect to each of the Participant's outstanding Awards, for equal quarterly payments ("Quarterly Payments") to the former Participant on each Quarterly Payment Date for ten (10) years following the Payment Commencement Date (as defined in paragraph (b) below), where the present value of such payments using the Interest Rate applicable to such Award, shall be equal to the amount (the

"Present Value Amount") determined with respect to such Award in accordance with Sections 5.2 through 5.7 under the circumstances described therein.

              (b) Payment Commencement Date. Subject to the limitations set forth in the Termination Agreement, Quarterly Payments to a former Participant or his or her beneficiary shall commence to be paid on the Quarterly Payment Date (the "Payment Commencement Date") next following (i) the date the Appraisal Value as of the Valuation Date immediately following such termination of employment is determined (the "Succeeding Determination Date"), if such termination was under the circumstances described in Sections 5.2, 5.6 or 5.7, or (ii) the later of (A) the date the Appraisal Value as of the Valuation Date immediately preceding such Participant's termination of employment is determined (the "Preceding Determination Date") and (B) the date of such Participant's termination of employment is determined (the "Preceding Determination Date") and
(B) the date of such Participant's termination of employment, if such termination was under the circumstances described in Sections 5.3, 5.4 or 5.5. Quarterly Payments made pursuant to clause (ii) above shall be based, until the first Quarterly Payment Date (the "Adjustment Payment Date") after the Succeeding Determination Date, upon an amount (the "Temporary Amount") calculated in accordance with the provisions of Section 5.3, Section 5.4 or
Section 5.5; provided, however, that in determining the amount of such Quarterly Payments, the Appraisal Value as of the Valuation Date immediately preceding such Participant's termination of employment shall be used. The Quarterly Payment made on the Adjustment Payment Date shall equal the Quarterly Payment as calculated using the Present Value Amount (i) increased by an amount equal to the sum of the excess (including interest on the amount of such excess at the applicable Interest Rate) of each Quarterly Payment which would have been made (had all previous Quarterly Payments been based upon the Present Value

Amount)over each Quarterly Payment which was made (based upon the Temporary Amount) on each preceding Quarterly Payment Date or (ii) decreased by an amount equal to the sum of the excess (including interest on the amount of such excess at the applicable Interest Rate) of each preceding Quarterly Payment which was made (based on the Temporary Amount) over each Quarterly Payment which would have been made (had all previous Quarterly Payments been based upon the Present Value Amount). If the amount determined under clause (ii) of the preceding sentence exceeds the amount of the Quarterly Payment (based on the Present Value Amount) to be made on the Adjustment Payment Date, the Quarterly Payment on the Quarterly Payment Date next following the Adjustment Payment Date (and to the extent necessary any succeeding Quarterly Payment Dates) shall be decreased in the manner described in such clause (ii). Following the Adjustment Payment Date (and any succeeding Quarterly Payment Dates described in the preceding sentence), each Quarterly Payment shall be based on the Present Value Amount.


         5.1(c) Conditions of Forfeiture of Subsequent SMARTs. With respect to an Award of Subsequent SMARTs, any and all conditions of forfeiture of Subsequent SMARTs shall be determined by the Committee, in its sole discretion, at the time of the grant of the Award.

         5.2 Retirement. If a Participant's employment and service as an officer terminates by reason of his or her Retirement, the Present Value Amount shall be equal to the product of (i) the excess of the Appraisal Value on the Valuation Date immediately following such termination of employment over the Exercise Price per SMART under the Award multiplied by (ii) the number of SMARTs covered by such Award which were not previously exercised.

         5.3 Termination Without Cause. If a Participant's employment and service as an officer is involuntarily terminated at any time without Cause, the Present Value Amount shall be determined in accordance with the provisions of Section 5.2, except utilizing
(a) if such termination of employment occurs on or prior to June 30 in any year, the lesser of the Appraisal Value as of the Valuation Date immediately preceding such termination and the Appraisal Value as of the Valuation Date immediately following such termination and (b) if such termination of employment occurs on or after July 1 in any year, the Appraisal Value as of the Valuation Date immediately following such termination.

         5.4 Termination With Good Reason. In the event a Participant terminates his or her employment and service as an officer with Good Reason, the Present Value Amount shall be determined in accordance with Section 5.2, except that (a) if such termination of employment occurs on or prior to June 30 in any year, the Appraisal Value as of the Valuation Date immediately preceding such termination shall be utilized and (b) if such termination of employment occurs on or after July 1 in any year, the Appraisal Value as of the Valuation Date immediately following such termination shall be utilized.

         5.5 Death or Complete Disability. If a Participant's employment and service as an officer is terminated by reason of his or her death or Complete Disability, the Present Value Amount shall be determined in accordance with
Section 5.2, except that the Participant or his or her beneficiary shall be permitted to elect, within sixty (60) days following such termination of employment, whether to utilize the Appraisal Value as of the Valuation Date immediately preceding or immediately following such termination.

         5.6 Voluntary Termination. If a Participant voluntarily terminates his or her employment and services as an officer without Good Reason at any time, the Present Value Amount shall be equal to the product of (i) the amount determined in accordance with Section 5.2 and (ii) in the case of an Award of Subsequent SMARTs, the percentages specified by the

Committee, in its sole discretion, at the time of grant of such Award, and in the case of an Award of Initial SMARTs, the percentages determined in accordance with the following schedule:

Year of Termination                              Percentage
-------------------                              ----------
1998                                             0%
1999                                             0%
2000                                             0%
2001                                             0%
2002                                             0%
2003 or after                                    100%

         5.7 Termination of Employment With Cause. If a Participant's employment and service as an officer is terminated with Cause at any time, the Present Value Amount shall be equal to the product of (a) thirty-three and one-third percent (33 1/3%) multiplied by (b) the excess of the Appraisal Value as of (i) the Valuation Date immediately preceding such termination of employment, if such termination occurs on or prior to June 30 in any year or (ii) the Valuation Date immediately following such termination of employment, if such termination occurs on or after July 1 in any year, over the Exercise Price per Initial SMART under such Award multiplied by (c) the number of Initial SMARTs covered by such Award which were not previously exercised.

                                    SECTION 6

                  PARTICIPATION OF SUBSIDIARIES AND AFFILIATES

         If the Company elects to have a Subsidiary or Affiliate participate in the Plan and its participation shall have been approved by the Board, the officers or employees of such Subsidiary or Affiliate shall become Eligible Employees.

         Employment and service with any Subsidiary or Affiliate shall be treated as employment and service with the Company for all purposes of the Plan.

                                    SECTION 7

                              DILUTION ADJUSTMENTS

         In the event of any increase, reduction, change or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company, by reason of a reclassification, stock split, stock dividend, reverse stock split, recapitalization, merger, consolidation, reorganization, reincorporation, acquisition of property or stock, separation or liquidation, issuance of warrants or rights, combination, exchange or repurchase of shares, change in the corporate structure of the Company, or otherwise, the Board or the Committee shall determine the appropriate adjustments, if any, to the number of SMARTs available for grant or subject to any outstanding Award, and any formula or measure (including but not limited to the applicable Exercise Price) which is relevant under any provision of the Plan or any such Award. Any such adjustment shall be made by the Board or the Committee in order to preserve, but not decrease or increase, the benefits of Participants under the Plan, and shall be conclusive and binding for all purposes of the Plan.

                                    SECTION 8

                                 ADMINISTRATION

         8.1 Committee. Except as otherwise provided herein, the Plan shall be administered by the Committee in accordance with the provisions of the Plan. A majority of the Committee may authorize any action and may authorize any one or more of its members or any officer of the Company to execute and deliver documents on its behalf.

         8.2 Committee Powers. Subject to the express terms and conditions set forth in the Plan, the Committee shall have all the powers vested in it by the provisions of the Plan, including the exclusive authority to determine those Participants and Eligible Employees to whom Awards shall be granted, the number and type of SMARTs to be granted pursuant to such Awards, to prescribe the terms and conditions (which need not be identical) of each Award, and to prescribe the form of any agreements, including but not limited to, any Award Agreement and any SMARTs Deferred Compensation Agreement, to be entered into with any Participant and, subject to section 8.3 below, whether a Participant's employment has been terminated by the Company with or without Cause or by such Participant with our without Good Reason. In addition, the Committee shall have the exclusive authority to construe and interpret the Plan and any Awards granted thereunder, to establish, amend and revoke rules and regulations and to make any other determinations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or any Award, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective and to promote the best interests of the Company with respect thereto; provided, however, that no such action by the Committee shall deprive Participants of their rights with respect to any Awards theretofore granted without their consent. No member of the Committee or the Board shall be personally liable for any action (or inaction), or any determination or interpretation made by him or her or any other member of the Committee or the Board in connection with the Plan or any Awards, except for his or her own willful misconduct or as expressly provided by statute.

         8.3 Committee Determinations Final. Any and all decisions and determinations by the Committee or the Board in the exercise of its power shall be final and binding upon the Company, MSSC and any other Subsidiary or Affiliate, each Participant, each beneficiary designated pursuant to Section 9.1 and each trust (and the beneficiaries thereof) to which a

Participant's rights and interest under the Plan have been assigned pursuant to
Section 9.2; provided, however, that in the event of a disagreement between the Committee and a Participant whose employment has terminated, as to whether his or her termination of employment is with or without Cause or Good Reason, at the option of such Participant, he or she shall not be deemed to have been terminated with Cause or to have terminated his or her employment without Good Reason, unless and until he or she shall have had the opportunity to appear before the Board (together with his or her counsel) and to present evidence in his or her favor.

                                   SECTION 9

                     DESIGNATION OF BENEFICIARY; ASSIGNMENT

         9.1 Designation of Beneficiary. A Participant may designate a person or persons to receive any benefits to which he or she would be entitled under
Section 5 in respect of an Award in the event of his or her death. Such designation shall be made on a form to be provided by the Committee. A Participant may revoke or change his or her designation from time to time in the same manner. If no designated beneficiary is living on the date on which any amount becomes payable, or, if a Participant fails effectively to designate a beneficiary, the term "beneficiary" as used in the Plan shall mean a Participant's estate.

         9.2 Assignment. A Participant shall be permitted, subject to the consent of that Committee, to assign all of his or her rights and interest in any Award of SMARTs to a revocable trust, the beneficiaries of which are his or her spouse and/or any of his or her direct lineal descendants; provided, however, that such trust agrees to be subject to and comply with all of the provisions of this Plan, any Award Agreement and any SMARTs Deferred Compensation Agreement issued pursuant to this Plan.

                                   SECTION 10

                            MISCELLANEOUS PROVISIONS

         10.1 Limitation of Liability. Nothing in the Plan shall be construed to give any individual any right to be granted an Award other than at the sole discretion of the Committee or to limit in any way the right of the Company to terminate the employment of any individual at any time.

         10.2 Nonassignability. Except as provided in Section 9 hereof, a Participant's rights and interest under the Plan or any Award Agreement may not be assigned or transferred in whole or in part, either directly or by operation of law or otherwise, including but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any Participant in the Plan or under any Award Agreement shall be subject to any obligation or liability of such Participant.

         10.3 Unfunded Arrangement. The benefits to be paid pursuant to the Plan are unfunded and unsecured and shall be payable from the general assets of the Company, and the Participants shall have no interest in the assets of the Company or in any account maintained by the Company for its own convenience by virtue of the Plan. No fund or other assets will ever be set aside or segregated for the benefit of any Participant. The Plan merely grants the Participant a contractual right to receive future payments. If any funds are set aside by the Company for its convenience for purposes of payment of benefits hereunder, such funds shall be solely the property of the Company and, notwithstanding such setting aside, shall remain subject to the claims of the Company's general creditors.

         10.4 Governing Law. The Plan, each Award Agreement and the rights of all individuals claiming benefits hereunder shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the choice of law principles thereof.

         10.5 Acceptance. By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

         10.6 Withholding. The Company shall have the right to deduct from the amount of any payment due under the Plan, an amount equal to the federal, state and local income taxes and other amounts required to be withheld with respect thereto.

         10.7 Interpretation. The masculine pronoun means the feminine and the singular means the plural, wherever appropriate.

         10.8 Amendment. The Plan may be amended at any time and from time to time by the Board; provided, however, that no such amendment shall deprive Participants of their rights with respect to any Awards theretofore granted without their consent.

         10.9 Termination. The Board may in its discretion terminate this Plan at any time; provided, however, that the administration of the Plan shall thereafter continue in connection with outstanding Awards; and, provided, further, that, subject to the limitations set forth in Sections 4.3 and 4.4 hereof, the Board shall have the exclusive authority to determine, in its sole discretion, that all Payments to Participants in respect of any outstanding Awards shall be accelerated and paid to Participants in a lump sum cash payment as soon as practicable following the termination of the Plan, as if the effective date of such termination were deemed to be the Final Payment Date with respect to each outstanding Award.

         10.10 Effective Date. The Effective Date of the Plan shall be January 1, 1998. Awards may be granted at any time on or after the Effective Date.


                                      -29-